Exhibit 99.1

Applied Energetics, Inc.

Applied Energetics Announces Expansion of its Facilities at University of Arizona Tech Park to Support New Battle Lab and Laser Manufacturing

Tucson, Ariz., July 8, 2024 – Applied Energetics, Inc. (OTCQB: AERG),  a leader in the advancement of ultrashort pulse laser technologies (USPL), today announced that it has exercised its option to lease more than 5,000 square feet of additional space at the University of Arizona Tech Park to support the Company’s investment in a new Battle Lab and laser manufacturing capacity to ensure it has the critical infrastructure in place to fulfill both current and possible future priority U.S. military programs. With this expansion, the Company will occupy approximately 26,000 sq. ft. of space at the Arizona Tech Park.

The new space is a high bay, light industrial facility that is expected to host Applied Energetics’ Battle Lab to support laser system testing against relevant targets and emerging threats. The Lab is expected to enable technology maturation and be the venue for customer and partner demonstrations under realistic and controlled conditions. The facility, as planned, will also provide the capability to manufacture, integrate, and test advanced lasers as Applied Energetics makes its anticipated transition of its technology to the next stage of its lifecycle.

Key features of the Battle Lab are expected to include:

●	Multi-Domain Simulation: Enabling the simulation of complex environments, providing comprehensive testing capabilities for integrated operations.

●	Advanced Sensor Integration: Cutting-edge sensor technology to monitor and analyze every aspect of the testing process, delivering precise data to inform future innovations.

●	Real-Time Feedback: Offering real-time feedback and analysis, providing our engineers and developers with the right information to support technology integration efforts.

●	Collaborative Environment: A design that fosters collaboration, and provides a venue to host military and industry partners, encouraging the exchange of ideas and accelerating the development of our next-generation technologies.

“The build-out and development of this new extension is an essential step toward fulfilling our commitment to both current and potential future customers,” said Dr. Gregory Quarles, CEO and President of Applied Energetics. “The new capabilities made possible by this investment will play a key role in accelerating the continued testing and demonstration progress we have achieved with our best-in- class USPL technology. The new space will also provide us with a purpose-built advanced manufacturing, assembly, and testing space as we move through the development process to production.”

Applied Energetics, Inc.

Dr. Quarles added, “Arizona Tech Park has been an ideal location for Applied Energetics. The ability to expand our capabilities as our needs have grown in an efficient and cost-effective manner, within a thriving aerospace and defense community, along with the robust support from the Tech Park officials, and our partners at the University of Arizona, has been instrumental in positioning us for this next phase of our growth.”

About Applied Energetics, Inc.

Applied Energetics, Inc., a leader in Advanced Optical Technologies and Ultrashort Pulse Directed Energy Solutions, utilizes patented, dual-use laser and optical technologies to advance critical industries, including defense, national security, biomedical and manufacturing. Applied Energetics pioneered and holds all crucial intellectual property rights to the development and use of Laser Guided Energy technology and related solutions for defense, security, commercial, and medical applications.

Forward Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to the historical or current facts and can be identified by the use of forward-looking words such as “may,” “believe,” “will,” “expect,” “project,” “anticipate,” “estimates,” “plans,” “strategy,” “target,” “prospects,” or “continue,” and words of similar meaning. These forward-looking statements are based on the current plans and expectations of our management and are subject to a number of uncertainties and risks that could significantly affect our current plans and expectations, as well as future results of operations and financial condition and may cause our actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. We do not assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting such forward-looking statements.

Applied Energetics, Inc. Investor information contact:

Kevin McGrath, Managing Director
Cameron Associates, Inc.
kevin@cameronassoc.com
T: 646-418-7002

SOURCE: Applied Energetics, Inc.